UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 30, 2007 (July 24, 2007)
CENTRUE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3145350 (IRS Employer Identification No.)
0-28846
(Commission File Number)
122 West Madison Street, Ottawa, IL 61350
(Address of principal executive offices, including zip code)
(815) 431-2720
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Board of Directors of Centrue Financial Corporation (the “Company”) amended Article X of the Company’s Bylaws (the “Bylaws”), effective as of July 24, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Bylaws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company.
     The full text of Article X, as amended, is set forth below and is incorporated herein by reference.
ARTICLE X
CERTIFICATES
     Section 10.1 Issuance. The corporation, as authorized by the Board, may issue certificated or uncertificated shares of capital stock. Any and all forms of certificates of stock shall be in such form as shall be approved by the Board not inconsistent with law.
     Section 10.2 Uncertificated Shares of Stock; Certificates for Shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon written request of a holder of shares of the corporation delivered to the secretary of the corporation, a holder of shares of the stock of the corporation or shares of any other class or series of stock that may be validly authorized and issued by the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
     Section 10.3 Statements on Certificates. Any certificates for shares of stock shall contain such legend or other statement as may be required by law or applicable rule or regulation, by these Bylaws or by any agreements between the corporation and the issue thereof.
     Section 10.4 Lost or Destroyed Certificates. In case any certificate for stock or other security issued by this corporation is lost or destroyed, the Board may authorize the issuance of a new certificate or instrument therefor or uncertificated shares in the place of any certificate or certificates previously issued by the corporation, on such terms and conditions as it may determine, after proof of such loss or destruction satisfactory to the Board. The Board may require a bond or other security in an adequate amount as indemnity for any such certificate or instrument when, in the Board’s judgment, it is proper to do so.

     Section 10.5 Transfer. Transfers of uncertificated shares of stock shall be made on the books of the corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Certificated stock of the corporation shall be transferable on the books of the corporation by the person named in the certificate, or by the person entitled thereto, on surrender of the certificate for cancellation, accompanied by proper evidence of succession, assignment or authority to transfer. The corporation shall be entitled to treat the holder of record of any stock certificate as owner thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
Item 8.01 Other Events
     The Company also announced the extension of its existing stock repurchase program. A press release issued in connection with the announcement is attached hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION
Date: July 30, 2007	By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

5